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                                                                   Exhibit 99(b)

                                 FRONTSTEP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
        FOR THE QUARTERS INCLUDED IN AND FOR THE YEAR ENDED JUNE 30, 2001
                                   AS REPORTED
                      (in thousands, except per share data)

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
                                                                                                                        TWELVE
                                                                             THREE MONTHS ENDED                       MONTHS ENDED
                                                         SEPTEMBER 30,   DECEMBER 31,    MARCH 31,      JUNE 30,        JUNE 30,
                                                         --------------------------------------------------------     ------------
                                                              2000           2000           2001           2001           2001
                                                           ---------      ---------      ---------      ---------      ---------
Revenue:
      License fees                                         $  11,881      $  17,185      $  10,724      $  11,519      $  51,309
      Services                                                 7,953          8,041          7,154          7,773         30,921
      Maintenance and support                                  8,231          8,630          8,456          9,529         34,846
                                                           ---------      ---------      ---------      ---------      ---------
            Total revenue                                     28,065         33,856         26,334         28,821        117,076

Cost of revenue:
      License fees                                             4,445          5,489          6,537          5,414         21,885
      Service, maintenance and support                         9,842          9,566         10,192          7,341         36,941
                                                           ---------      ---------      ---------      ---------      ---------
            Cost of revenue                                   14,287         15,055         16,729         12,755         58,826
                                                           ---------      ---------      ---------      ---------      ---------

Gross margin                                                  13,778         18,801          9,605         16,066         58,250

Operating expenses:
      Selling, general and administrative                     12,263         15,991         20,388         14,205         62,847
      Research and product development                         3,718          3,471          3,737          2,406         13,332
      Amortization of intangibles                                837            831            828            789          3,285
      Restructuring and other charges                          2,163             --            580          3,660          6,403
                                                           ---------      ---------      ---------      ---------      ---------
            Total operating expenses                          18,981         20,293         25,533         21,060         85,867
                                                           ---------      ---------      ---------      ---------      ---------

Operating income (loss)                                       (5,203)        (1,492)       (15,928)        (4,994)       (27,617)

Other income (expense), net                                       73           (122)          (258)          (203)          (510)
                                                           ---------      ---------      ---------      ---------      ---------

Income (loss) before income taxes                             (5,130)        (1,614)       (16,186)        (5,197)       (28,127)

Provision for income taxes                                    (1,613)          (450)            --             --         (2,063)
                                                           ---------      ---------      ---------      ---------      ---------

Net income (loss)                                          $  (3,517)     $  (1,164)     $ (16,186)     $  (5,197)     $ (26,064)
                                                           =========      =========      =========      =========      =========

Net income (loss) per share                                $   (0.47)     $   (0.16)     $   (2.14)     $   (0.69)     $   (3.46)
                                                           =========      =========      =========      =========      =========
Net income (loss) per share, assuming dilution             $   (0.47)     $   (0.16)     $   (2.14)     $   (0.69)     $   (3.46)
                                                           =========      =========      =========      =========      =========

Weighted average shares outstanding                            7,504          7,505          7,563          7,568          7,535
Weighted average shares outstanding, assuming dilution         7,504          7,505          7,563          7,568          7,535


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